Exhibit 5.1

[MASLON EDELMAN BORMAN & BRAND, LLP LETTERHEAD]

May 12, 2014

Wireless Ronin Technologies, Inc.
5929 Baker Road, Suite 475
Minnetonka, MN 55345

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933 in connection with the public offering of up to 6,526,351 shares of Common Stock, $.01 par value per share, (the “Shares”) to be issued by the Company upon the consummation of the transactions contemplated by that certain Merger Agreement dated March 5, 2014 (as amended on April 11, 2014, the “Merger Agreement”) by and among the Company, Broadcast Acquisition Co. and Broadcast International, Inc.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued in accordance with the Merger Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MASLON EDELMAN BORMAN & BRAND, LLP